Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2025 SECOND QUARTER RESULTS AND ANNOUNCES $50 MILLION INCREASE TO ITS STOCK REPURCHASE PROGRAM

-New Home Deliveries of 1,326-
-Home Sales Revenue of $879.8 Million-
-Repurchased $100 Million of Common Stock-
-Homebuilding Debt-to-Capital Ratio of 21.7%-
-Increased Credit Facility to a Total of $850 Million and Extended Revolver Maturity to 2030-

INCLINE VILLAGE, Nev., July 24, 2025 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the second quarter ended June 30, 2025. The Company also announced that its Board of Directors has authorized the repurchase of up to an additional $50 million of common stock under its existing stock repurchase program (“Repurchase Program”), increasing the aggregate authorization under the Repurchase Program from $250 million to $300 million.
Results and Operational Data for Second Quarter 2025 and Comparisons to Second Quarter 2024
•Net income available to common stockholders was $60.7 million, or $0.68 per diluted share, compared to $118.0 million, or $1.25 per diluted share. Excluding an inventory-related charge of $11.0 million, our net income available to common stockholders was $68.7 million, or $0.77* per diluted share.
•Home sales revenue of $879.8 million compared to $1.1 billion
◦New home deliveries of 1,326 homes compared to 1,700 homes
◦Average sales price of homes delivered of $664,000 compared to $666,000
•Homebuilding gross margin percentage of 20.8% compared to 23.6%. Excluding an inventory-related charge of $11.0 million, our homebuilding gross margin percentage was 22.1%*.
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 25.2%*
•SG&A expense as a percentage of home sales revenue of 12.6% compared to 11.0%
•Net new home orders of 1,131 compared to 1,651
•Active selling communities averaged 149.8 compared to 152.5
◦Net new home orders per average selling community were 7.6 orders (2.5 monthly) compared to 10.8 orders (3.6 monthly)
◦Cancellation rate of 13% compared to 9%
•Backlog units at quarter end of 1,520 homes compared to 2,692
◦Dollar value of backlog at quarter end of $1.2 billion compared to $2.0 billion
◦Average sales price of homes in backlog at quarter end of $776,000 compared to $743,000
•Ratios of homebuilding debt-to-capital and net homebuilding debt-to-net capital of 21.7% and 8.0%*, respectively, as of June 30, 2025
•Repurchased 3,187,982 shares of common stock at a weighted average price per share of $31.37 for an aggregate dollar amount of $100.0 million in the three months ended June 30, 2025
•Increased the maximum amount of our revolving credit facility from $750 million to $850 million and extended the maturity date of our revolving credit facility to June 2030

•Ended the second quarter of 2025 with total liquidity of $1.4 billion, including cash and cash equivalents of $622.6 million and $785.7 million of availability under our revolving credit facility

“Tri Pointe Homes delivered another solid quarter, meeting our revenue and earnings guidance despite ongoing macroeconomic headwinds,” said Doug Bauer, Tri Pointe Homes Chief Executive Officer. “In the second quarter, we closed 1,326 homes at an average sales price of $664,000, generating $880 million in home sales revenue. Our homebuilding gross margin of 22.1%*, adjusted to exclude the impact of an inventory-related charge, reflects continued pricing discipline, product strength, and cost control. These results highlight our team’s ability to execute in a complex market environment. Adjusted net income and diluted EPS, also excluding the inventory-related charge, were $68.7 million* and $0.77*, respectively.”
Mr. Bauer continued, “While policy uncertainty and geopolitical tensions continue to impact buyer sentiment, the long-term outlook for housing remains constructive, supported by structural undersupply and favorable demographics. We are actively managing through near-term volatility with targeted incentives, balanced spec inventory, and disciplined land investments. Our strong balance sheet, with $1.4 billion in liquidity and a net homebuilding debt-to-net capital ratio of only 8.0%*, enables us to advance our growth initiatives without compromising our financial strength. With an experienced team, a scalable platform, and a differentiated brand, Tri Pointe is well-positioned to drive long-term growth and deliver lasting value to our stockholders.”
“We remain confident in the resilience of housing demand and in our long-term business strategy,” said Tom Mitchell, Tri Pointe Homes President and Chief Operating Officer. “Our operational focus, centered on margin discipline, capital efficiency, and customer satisfaction, is enabling us to navigate today’s environment while positioning for future upside. Our expansion into Utah, Florida, and the Coastal Carolinas continues to progress on schedule, and we are deploying capital into these high-potential markets with scalable, efficient operating models. Coupled with opportunistic share repurchases and strategic land investments, we are driving returns and laying the foundation for sustained growth.”

*	See “Reconciliation of Non-GAAP Financial Measures”
Outlook
For the third quarter, the Company anticipates delivering between 1,000 and 1,100 homes at an average sales price between $675,000 and $685,000. The Company expects homebuilding gross margin percentage to be in the range of 20.0% to 21.0% for the third quarter and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 13.0% to 14.0%. Finally, the Company expects its effective tax rate for the third quarter to be approximately 27.0%.
For the full year, the Company anticipates delivering between 4,800 and 5,200 homes at an average sales price between $665,000 and $675,000. The Company expects homebuilding gross margin percentage to be in the range of 20.5% and 22.0% (excluding an $11.0 million inventory-related charge recorded in the second quarter) for the full year and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 12.0% and 13.0%. Finally, the Company expects its effective tax rate for the full year to be approximately 27.0%.
Stock Repurchase Program

On July 23, 2025, the Company’s Board of Directors approved the repurchase of up to an additional $50 million of Company common stock pursuant to its Repurchase Program. As of July 23, 2025, the Company had purchased an aggregate of 3,187,982 shares of common stock for approximately $175.0 million pursuant to the Repurchase Program. Under the Repurchase Program as amended, the Company may repurchase shares of its outstanding common stock with an aggregate value of up to $300 million through December 31, 2025. Purchases of common stock pursuant to the Repurchase Program may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or by other means in accordance with federal securities laws, including pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities

Exchange Act of 1934, as amended. The Company is not obligated under the Repurchase Program to repurchase any specific number or amount of shares of common stock, and it may modify, suspend or discontinue the program at any time. Company management will determine the timing and amount of repurchase in its discretion based on a variety of factors, such as the market price of the Company’s common stock, corporate requirements, general market economic conditions and legal requirements.

Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, July 24, 2025. The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, Glenn Keeler, Chief Financial Officer, and Linda Mamet, Executive Vice President and Chief Marketing Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Second Quarter 2025 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13754565. An archive of the webcast will also be available on the Company’s website for a limited time.
About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company operating in 12 states and the District of Columbia, and is a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards and was named 2024 Developer of the Year. The company was also named to the 2024 Fortune World’s Most Admired Companies™ list, is one of the 2023 and 2025 Fortune 100 Best Companies to Work For® and was designated as one of the PEOPLE Companies That Care® in 2023 and 2024. The company was also named as a Great Place To Work-Certified™ company for four consecutive years, and was named on several Great Place To Work® Best Workplaces list (2022 through 2024). For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, home affordability, inflation, consumer sentiment, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials, labor and home components; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in parts of the western United States; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious disease, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.
Investor Relations Contact:
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$879,832	$1,133,008	$(253,176)	(22.3)%	$1,600,618	$2,051,361	$(450,743)	(22.0)%
Homebuilding gross margin	$183,202	$267,327	$(84,125)	(31.5)%	$355,715	$478,376	$(122,661)	(25.6)%
Homebuilding gross margin %	20.8%	23.6%	(2.8)%		22.2%	23.3%	(1.1)%
Adjusted homebuilding gross margin %*	25.2%	27.1%	(1.9)%		26.1%	26.8%	(0.7)%
SG&A expense	$110,974	$124,551	$(13,577)	(10.9)%	$211,591	$226,103	$(14,512)	(6.4)%
SG&A expense as a % of home sales revenue	12.6%	11.0%	1.6%		13.2%	11.0%	2.2%
Net income available to common stockholders	$60,748	$118,002	$(57,254)	(48.5)%	$124,784	$217,057	$(92,273)	(42.5)%
Adjusted EBITDA*	$139,322	$215,998	$(76,676)	(35.5)%	$265,020	$391,891	$(126,871)	(32.4)%
Interest incurred	$20,374	$30,378	$(10,004)	(32.9)%	$41,693	$66,534	$(24,841)	(37.3)%
Interest in cost of home sales	$25,578	$38,994	$(13,416)	(34.4)%	$48,613	$69,643	$(21,030)	(30.2)%

Other Data:
Net new home orders	1,131	1,651	(520)	(31.5)%	2,369	3,465	(1,096)	(31.6)%
New homes delivered	1,326	1,700	(374)	(22.0)%	2,366	3,093	(727)	(23.5)%
Average sales price of homes delivered	$664	$666	$(2)	(0.3)%	$677	$663	$14	2.1%
Cancellation rate	13%	9%	4%		12%	8%	4%
Average selling communities	149.8	152.5	(2.7)	(1.8)%	147.7	152.7	(5.0)	(3.3)%
Selling communities at end of period	151	153	(2)	(1.3)%
Backlog (estimated dollar value)	$1,179,715	$1,999,852	$(820,137)	(41.0)%
Backlog (homes)	1,520	2,692	(1,172)	(43.5)%
Average sales price in backlog	$776	$743	$33	4.4%

	June 30,	December 31,
	2025	2024	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$622,642	$970,045	$(347,403)	(35.8)%
Real estate inventories	$3,301,302	$3,153,459	$147,843	4.7%
Lots owned or controlled	34,025	36,490	(2,465)	(6.8)%
Homes under construction (1)	2,798	2,386	412	17.3%
Homes completed, unsold	422	464	(42)	(9.1)%
Total homebuilding debt	$909,974	$917,504	$(7,530)	(0.8)%
Stockholders’ equity	$3,289,961	$3,335,710	$(45,749)	(1.4)%
Book capitalization	$4,199,935	$4,253,214	$(53,279)	(1.3)%
Ratio of homebuilding debt-to-capital	21.7%	21.6%	0.1%
Ratio of net homebuilding debt-to-net capital*	8.0%	(1.6)%	9.6%
__________
(1)     Homes under construction included 59 and 43 models as of June 30, 2025 and December 31, 2024, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024
Assets	(unaudited)
Cash and cash equivalents	$622,642	$970,045
Receivables	165,716	111,613
Real estate inventories	3,301,302	3,153,459
Investments in unconsolidated entities	194,089	173,924
Mortgage loans held for sale	104,862	115,001
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	45,975	45,975
Other assets	206,653	164,495
Total assets	$4,797,842	$4,891,115

Liabilities
Accounts payable	$81,448	$68,228
Accrued expenses and other liabilities	417,304	465,563
Loans payable	262,921	270,970
Senior notes	647,053	646,534
Mortgage repurchase facilities	99,022	104,098
Total liabilities	1,507,748	1,555,393

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 87,506,511 and 92,451,729 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	875	925
Additional paid-in capital	—	—
Retained earnings	3,289,086	3,334,785
Total stockholders’ equity	3,289,961	3,335,710
Noncontrolling interests	133	12
Total equity	3,290,094	3,335,722
Total liabilities and equity	$4,797,842	$4,891,115

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Homebuilding:
Home sales revenue	$879,832	$1,133,008	$1,600,618	$2,051,361
Land and lot sales revenue	3,364	4,160	5,185	11,228
Other operations revenue	814	782	1,634	1,569
Total revenues	884,010	1,137,950	1,607,437	2,064,158
Cost of home sales	696,630	865,681	1,244,903	1,572,985
Cost of land and lot sales	3,253	3,841	4,994	9,598
Other operations expense	793	765	1,587	1,530
Sales and marketing	50,171	56,804	93,113	107,028
General and administrative	60,803	67,747	118,478	119,075
Homebuilding income from operations	72,360	143,112	144,362	253,942
Equity in income of unconsolidated entities	471	99	966	156
Other income, net	7,174	9,934	16,303	25,160
Homebuilding income before income taxes	80,005	153,145	161,631	279,258
Financial Services:
Revenues	18,403	16,974	35,904	30,168
Expenses	14,058	10,890	26,675	19,617
Financial services income before income taxes	4,345	6,084	9,229	10,551
Income before income taxes	84,350	159,229	170,860	289,809
Provision for income taxes	(23,640)	(41,227)	(46,133)	(72,811)
Net income	60,710	118,002	124,727	216,998
Net loss attributable to noncontrolling interests	38	—	57	59
Net income available to common stockholders	$60,748	$118,002	$124,784	$217,057
Earnings per share
Basic	$0.68	$1.25	$1.38	$2.29
Diluted	$0.68	$1.25	$1.38	$2.28
Weighted average shares outstanding
Basic	88,914,413	94,059,037	90,269,159	94,645,676
Diluted	89,234,359	94,740,019	90,648,492	95,305,469

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	152	$773	140	$712	291	$773	277	$724
California	345	698	570	762	633	721	987	766
Nevada	82	593	117	646	124	586	230	665
Washington	61	1,036	74	875	113	1,030	127	886
West total	640	735	901	748	1,161	750	1,621	754
Colorado	50	635	53	675	68	647	95	703
Texas	431	536	475	556	790	543	915	553
Central total	481	546	528	568	858	551	1,010	567
Carolinas(1)	120	498	208	489	205	507	382	477
Washington D.C. Area(2)	85	1,025	63	904	142	1,076	80	937
East total	205	717	271	586	347	740	462	556
Total	1,326	$664	1,700	$666	2,366	$677	3,093	$663

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	84	16.5	182	15.2	207	15.3	338	13.6
California	309	36.5	576	42.2	662	37.2	1,189	44.1
Nevada	75	10.0	118	8.3	175	10.0	272	8.9
Washington	55	5.8	77	5.8	123	5.3	184	5.7
West total	523	68.8	953	71.5	1,167	67.8	1,983	72.3
Colorado	37	9.8	25	10.5	69	9.9	72	10.7
Texas	386	51.2	441	52.5	767	50.7	924	52.4
Central total	423	61.0	466	63.0	836	60.6	996	63.1
Carolinas(1)	109	13.0	130	11.5	215	11.9	309	11.4
Washington D.C. Area(2)	76	7.0	102	6.5	151	7.4	177	5.9
East total	185	20.0	232	18.0	366	19.3	486	17.3
Total	1,131	149.8	1,651	152.5	2,369	147.7	3,465	152.7
(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY, continued
(dollars in thousands)
(unaudited)

	As of June 30, 2025			As of June 30, 2024
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	221	$179,643	$813	320	$245,870	$768
California	370	267,974	724	900	724,667	805
Nevada	112	75,837	677	173	100,881	583
Washington	110	158,796	1,444	147	138,919	945
West total	813	682,250	839	1,540	1,210,337	786
Colorado	16	11,459	716	25	18,664	747
Texas	434	260,516	600	715	428,420	599
Central total	450	271,975	604	740	447,084	604
Carolinas(1)	97	50,724	523	209	115,638	553
Washington D.C. Area(2)	160	174,766	1,092	203	226,793	1,117
East total	257	225,490	877	412	342,431	831
Total	1,520	$1,179,715	$776	2,692	$1,999,852	$743

	June 30,	December 31,
	2025	2024
Lots Owned or Controlled:
Arizona	1,810	2,099
California	9,652	10,291
Nevada	1,204	1,437
Washington	484	597
West total	13,150	14,424
Colorado	1,342	1,561
Texas	12,885	12,711
Utah	405	1,006
Central total	14,632	15,278
Carolinas(1)	4,279	5,004
Florida	542	252
Washington D.C. Area(2)	1,422	1,532
East total	6,243	6,788
Total	34,025	36,490

	June 30,	December 31,
	2025	2024
Lots by Ownership Type:
Lots owned	16,523	16,609
Lots controlled (3)	17,502	19,881
Total	34,025	36,490

(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.
(3)     As of June 30, 2025 and December 31, 2024, lots controlled included lots that were under land option contracts or purchase contracts. As of June 30, 2025 and December 31, 2024, lots controlled for Central include 5,739 and 5,816 lots, respectively, and lots controlled for East include zero and 14 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile the homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended June 30,
	2025	%	2024	%
	(dollars in thousands)
Home sales revenue	$879,832	100.0%	$1,133,008	100.0%
Cost of home sales	696,630	79.2%	865,681	76.4%
Homebuilding gross margin	183,202	20.8%	267,327	23.6%
Add: interest in cost of home sales	25,578	2.9%	38,994	3.4%
Add: impairments and lot option abandonments	13,096	1.5%	968	0.1%
Adjusted homebuilding gross margin	$221,876	25.2%	$307,289	27.1%
Homebuilding gross margin percentage	20.8%		23.6%
Adjusted homebuilding gross margin percentage	25.2%		27.1%

	Six Months Ended June 30,
	2025	%	2024	%
Home sales revenue	$1,600,618	100.0%	$2,051,361	100.0%
Cost of home sales	1,244,903	77.8%	1,572,985	76.7%
Homebuilding gross margin	355,715	22.2%	478,376	23.3%
Add: interest in cost of home sales	48,613	3.0%	69,643	3.4%
Add: impairments and lot option abandonments	14,169	0.9%	1,370	0.1%
Adjusted homebuilding gross margin(1)	$418,497	26.1%	$549,389	26.8%
Homebuilding gross margin percentage	22.2%		23.3%
Adjusted homebuilding gross margin percentage(1)	26.1%		26.8%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of homebuilding debt-to-capital to the non-GAAP ratio of net homebuilding debt-to-net capital. We believe that the ratio of net homebuilding debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	June 30, 2025	December 31, 2024
Loans payable	$262,921	$270,970
Senior notes	647,053	646,534
Mortgage repurchase facilities	99,022	104,098
Total debt	1,008,996	1,021,602
Less: mortgage repurchase facilities	(99,022)	(104,098)
Total homebuilding debt	909,974	917,504
Stockholders’ equity	3,289,961	3,335,710
Total capital	$4,199,935	$4,253,214
Ratio of homebuilding debt-to-capital(1)	21.7%	21.6%

Total homebuilding debt	$909,974	$917,504
Less: Cash and cash equivalents	(622,642)	(970,045)
Net homebuilding debt	287,332	(52,541)
Stockholders’ equity	3,289,961	3,335,710
Net capital	$3,577,293	$3,283,169
Ratio of net homebuilding debt-to-net capital(2)	8.0%	(1.6)%
__________
(1)    The ratio of homebuilding debt-to-capital is computed as the quotient obtained by dividing total homebuilding debt by the sum of total homebuilding debt plus stockholders’ equity.
(2)    The ratio of net homebuilding debt-to-net capital is computed as the quotient obtained by dividing net homebuilding debt (which is total homebuilding debt less cash and cash equivalents) by the sum of net homebuilding debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table contains information about our operating results reflecting certain adjustments to homebuilding gross margin, income before income taxes, provision for income taxes, net income, net income available to common stockholders and earnings per share (diluted). We believe reflecting these adjustments is useful to investors in understanding our recurring operations by eliminating the effects of certain non-routine events, and may be helpful in comparing the Company to other homebuilders to the extent they provide similar information.

	Three Months Ended June 30, 2025				Six Months Ended June 30, 2025
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Gross Margin Reconciliation	(in thousands, except share and per share amounts)
Home sales revenue	$879,832	$—		$879,832	$1,600,618	$—		$1,600,618
Cost of home sales	696,630	(11,000)	(1)	685,630	1,244,903	(11,000)	(1)	1,233,903
Homebuilding gross margin	$183,202	$11,000		$194,202	$355,715	$11,000		$366,715
Homebuilding gross margin percentage	20.8%	1.3%		22.1%	22.2%	0.7%		22.9%

Income Reconciliation
Income before income taxes	$84,350	$11,000	(1)	$95,350	$170,860	$11,000	(1)	$181,860
Provision for income taxes	(23,640)	(3,083)	(2)	(26,723)	(46,133)	(2,970)	(2)	(49,103)
Net income	60,710	7,917		68,627	124,727	8,030		132,757
Net loss attributable to noncontrolling interests	38	—		38	57	—		57
Net income available to common stockholders	$60,748	$7,917		$68,665	$124,784	$8,030		$132,814
Earnings per share
Diluted	$0.68	$0.09		$0.77	$1.38	$0.09		$1.47
Weighted average shares outstanding
Diluted	89,234,359			89,234,359	90,648,492			90,648,492

Effective tax rate	28.0%			28.0%	27.0%			27.0%
__________
(1) Comprises an $11.0 million inventory impairment charge.
(2) Comprises the impact on provision for income taxes related to the inventory impairment charge described in footnote (1).

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Net income available to common stockholders	$60,748	$118,002	$124,784	$217,057
Interest expense:
Interest incurred	20,374	30,378	41,693	66,534
Interest capitalized	(20,374)	(30,378)	(41,693)	(66,534)
Amortization of interest in cost of sales	25,578	39,164	48,731	70,010
Provision for income taxes	23,640	41,227	46,133	72,811
Depreciation and amortization	7,657	7,697	15,044	15,024
EBITDA	117,623	206,090	234,692	374,902
Amortization of stock-based compensation	8,603	8,940	16,159	15,619
Impairments and lot option abandonments	13,096	968	14,169	1,370
Adjusted EBITDA	$139,322	$215,998	$265,020	$391,891